EXHIBIT 99.2

MIDDLESEX WATER COMPANY
Subsidiaries and Affiliates

DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE
EMPLOYEE
AUTHORIZATION FORM FOR PAYROLL DEDUCTION

THE MIDDLESEX WATER COMPANY IS HEREBY AUTHORIZED TO WITHHOLD THE AMOUNT INDICATED BELOW FROM MY PAYCHECK WEEKLY.

$_____________

EMPLOYEE NAME ___________________________________

EMPLOYEE ADDRESS ______________________________________

________________________________________________________________

SOCIAL SECURITY NUMBER _____________________________

Date of birth___________________(Must be 21 to participate)

SIGNATURE _________________________DATE ___________________

Minimum payroll deduction of $5 weekly
Maximum of $100 weekly
Employees on Bi-Weekly payroll will have twice the amount listed above withheld.

CJS